JOHN HANCOCK FUNDS II
                           John Hancock Large Cap Fund
                     Managed by UBS Global Asset Management
                       For the Quarter Ended June 30, 2007
                        Procedures Pursuant to Rule 10f-3


(1)      Name of Underwriter & Syndicate Members
         UBS Investment Bank
         Citigroup
         ABN Amro
         Bank of America
         Bear Stearns
         Citgroup
         Credit Suisse
         Deutsche
         Goldman
         JPMorgan
         Lazard
         Lehman
         Merrill
         Morgan Stanley
         Nikko Citigroup
         SEB Enskilda
         UBS Investment Bank
         Wachovia
         Wells Fargo

(2)      Name of Issuers
         Blackstone

(3)      Title of Securities
         BX

(4)      Date of First Offering
         6/21/2007

(5)      Amount of Total Offering
         $4,133,333,354.00

(6)      Unit Price of Offering
         $31.00

(7)      Underwriting Spread or Commission
         .756/Share

(8)      Years of Issuer's Operations
         22 years

(9)      Trade Date
         6/21/2007

(10)     Portfolio Assets on Trade Date
         $370,331,308

(11)     Price Paid Per Unit
         $31.00

(12)     Total Price Paid by Portfolio
         $751,595

(13)     Total Price Paid by Portfolio plus total Price Paid
         For same Securities by other Sub Advised Portfolios
         $2,474,046

(14)     % of Portfolio Assets Applied to Purchase
         0.02%